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                                                                    Exhibit 10.2

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS ARE DESIGNATED "[***]."

                             MASTER IN-STORE LICENSE

THIS IN-STORE LICENSE is dated as of the 25/th/ day of June, 2001, by and between MEIJER, INC., a Michigan corporation, of 2929 Walker Avenue, N.W., Grand Rapids, Michigan 49544, hereinafter referred to as "Meijer," and PCA INTERNATIONAL, INC., a North Carolina corporation, of 815 Matthews-Mint Hill Road, Matthews, North Carolina 28105, hereinafter referred to as "Licensee."

On June 25, 2001 Meijer and Licensee entered into separate license agreements with respect to Licensed Premises in Meijer Stores #34, 55, 195, 196, 201, 203, and 205 (the "Original License Agreements"). Meijer and Licensee desire to enter into license agreements for licensed premises in Meijer Stores #12, 25, 30, 36, and 179. Meijer and Licensee desire to enter into a Master In-Store License agreement for all of the premises listed above, Meijer and Licensee agree that simultaneously with entering into this Master In-Store License agreement the Original License Agreements shall be terminated.

                              W I T N E S S E T H :

                               ARTICLE 1. PREMISES

Section 1.1. Entire Premises and Licensed Premises. In consideration of the mutual covenants and agreements herein contained, Meijer gives and grants to Licensee the privilege of operating a portrait studio in the Meijer Store(s) described on Exhibit A attached hereto and incorporated by reference herein. Each Meijer Store designated on Exhibit A shall hereinafter be referred to as an "Entire Premises." Licensee's business in each Entire Premises shall be located in the area designated by Meijer within the Entire Premises and outlined in red on Exhibit A attached hereto and incorporated by reference herein. Each such area shall be hereinafter referred to as a "Licensed Premises." Each Licensed Premises shall consist of approximately the number of square feet designated for such Licensed Premises on Exhibit A.

                                 ARTICLE 2. TERM

Section 2.1. Term of License. The term of this License shall commence on the earlier of (i) the Commencement Date listed for each Licensed Premises on Exhibit B and (ii) the date Licensee opens for business on each Licensed Premises, and shall terminate on the last day of the third license year, as defined in Section 2.2 (License Year).

Section 2.2. License Year. The term "license year" shall mean a period of twelve (12) consecutive months commencing on August 1 and terminating on July
31. The first license year shall begin on August 1, 2001. Subsequent license years shall run consecutively, each beginning on the first day of August succeeding the completion of the previous license year.


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Section 2.3.  Termination. Either party may terminate this License with respect to all or any Licensed Premises at any time by no less than ninety (90) days' prior written notice thereof to the other party. In the event that Meijer terminates this License without cause prior to the end of the third license year, Meijer agrees to reimburse Licensee for an amount equal to the unamortized reasonable, actual, out-of-pocket costs of the improvements made to the Licensed Space by Licensee, in accordance with the terms of this License Agreement which are not removable by Licensee and would have no value to Licensee in the event of a termination of the License (i.e. walls, carpet, HVAC, electrical), multiplied by a fraction, the numerator of which equals one thousand ninety five (1,095) less the number of days remaining before the end of the Third License Year and the denominator of which equals one thousand ninety five (1,095). Provided, however, Licensee shall only be entitled to such a reimbursement if within sixty (60) days after the completion of such improvements, Licensee provides Meijer with documentation of its reasonable, actual, out-of-pocket costs for the improvements.

                             ARTICLE 3. LICENSE FEE

Section 3.1. Payment. All fees and other payments required to be made by Licensee to Meijer pursuant to this License shall be paid and made to Meijer, Inc., Attention: Cash Office, 2929 Walker Avenue, N.W., Grand Rapids, Michigan 49544, until Licensee is otherwise notified in writing by Meijer at least ten
(10) days prior to the payment date on which the change is to be effective.

Section 3.2. Basic License Fee. Licensee shall pay, as a basic license fee for each Licensed Premises, the sum set forth on Exhibit C attached hereto and incorporated by reference herein. These basic license fees shall be paid in advance on or before the tenth (10/th/) day of each month of the license term, and Licensee shall pay the basic license fee pro rata for that part, if any, of the term preceding the first license year.

Section 3.3. Percent License Fee. In addition to the basic license fee, Licensee agrees to pay to Meijer, in the manner and upon the conditions and at the times hereinafter set forth, and as a percentage licensee fee, a sum equal to [***] of gross receipts (defined below) of each Licensed Premises during each license year (and the portion of the term preceding the first license year) during the term of this License greater than the Percentage License Fee Threshold (defined below). For each full license year during the term of this License, the "Percentage License Fee Threshold" for each License Premises shall equal the sum specified in Exhibit C. For each license year during the term of this License less than a full license year (and for the period during the term of this License preceding the first license year), the Percentage License Fee Threshold for each Licensed Premises shall equal the product of the Percentage License Fee Threshold multiplied by a fraction, the numerator of which equals the aggregate number of days during the term of this License in such time period and the denominator of which equals three hundred

-------------------

[***] Redacted pursuant to a request for confidential treatment.

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sixty-five (365). Licensee shall pay Meijer monthly estimates of percentage license fees for each Licensed Premises by a bank certified check on or before the fifteenth (15/th/) day following the end of each of Licensee's fiscal months (Licensee's fiscal year is divided into four quarters comprised of 3 "months" of five, four and four weeks) during the term of this License. Monthly estimates of Licensee's percentage license fee shall be determined by multiplying (a) gross receipts of each Licensed Premises for such month subtracting the product of the Percentage License Fee Threshold divided by twelve (12) by (b) [***]. On or before the thirtieth (30/th/) day following each license year during the term of this License, Meijer and Licensee shall reconcile the amount of estimated percentage license fees paid by Licensee for each Licensed Premises to the amount of percentage license fees actually due and owing under the terms of this License for each Licensed Premises for the time period in question. The time period preceding the first license year shall be reconciled separately (as described above) at the same time the first license year is reconciled. In the event Licensee is deemed to owe a greater amount than paid for a Licensed Premises, Licensee shall within thirty (30) days after such reconciliation pay Meijer the additional fees owning. In the event Licensee is deemed to have paid too much in estimated percentage license fees for a Licensed Premises, Licensee shall receive a credit for such overpayment of percentage license fees against fees next due and owing under the terms of this License or in the event the term of this License has terminated, Meijer shall, provided that Licensee is not otherwise in default under the terms of this License, promptly reimburse Licensee the amount of such overpayment.

The term "gross receipts" as used herein shall mean receipts from gross sales of all business conducted upon or from each Licensed Premises by Licensee and all others, and whether such sales be evidenced by check, credit, charge account, exchange, or otherwise, and shall include, but not be limited to, the amounts received from the sale of goods, wares, and merchandise and for services performed on or at each Licensed Premises, together with the amount received or collected on all orders taken at each Licensed Premises, whether such orders be filled from that Licensed Premises or elsewhere, all sales to employees of Licensee, all deposits not refunded to purchasers, receipts for sales through any vending machine or other coin operated device, sales on layaways, and sales of gift certificates. Gross receipts shall not include sales or merchandise for which cash has been refunded, or allowances made on merchandise claimed to be defective or unsatisfactory, bad check and bad charges, provided they shall have been included in gross sales; and there shall be deducted from gross sales the sales price of merchandise returned by customers for exchange, provided that the sales price of merchandise delivered to the customer in exchange shall be included in gross sales. Gross receipts shall not include the amount of any sales, use, or gross receipts tax imposed by any federal, state, municipal, or governmental authority directly on sales and collected from customers, provided that the amount thereof is added to the selling price or absorbed therein, and paid by the Licensee to such governmental authority. No

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[***] Redacted pursuant to a request for confidential treatment.

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franchise or capital stock tax and no income or similar tax based upon income or profits as such shall be deducted from gross receipts in any event whatever.
Each charge or sale upon installment or credit shall be treated as a sale for the full price in the month during which such charge or sale shall be made, irrespective of the time when Licensee shall receive payment (whether full or partial) therefor.

Licensee agrees to prepare and keep at each Licensed Premises, adequate records which shall show inventories and receipts of merchandise at that Licensed Premises, and daily receipts from all sales and other transactions on or from that Licensed Premises by Licensee and any other persons conducting any business upon or from that Licensed Premises. Licensee further agrees to keep at its office in Matthews, North Carolina the gross income, sales, and occupation tax returns with respect to Licensee's operation at each Licensed Premises during the term of this License and all pertinent original sales records which would normally be examined by an independent accountant pursuant to accepted auditing standards in performing an audit of Licensee's sales. Upon thirty (30) days prior written request from Meijer, Licensee shall provide at Licensee's expense, all of Licensee's records for each Licensed Premises for examination by Meijer and Meijer's authorized representative.

Licensee agrees to maintain a continuous running cash register record of the total cumulative gross receipts from all business conducted upon or from each Licensed Premises by Licensee and all others during the term of this License at its office in Matthews, North Carolina. Licensee shall keep at each Licensed Premises all records/reports produced by such cash register. Licensee acknowledges and agrees that upon thirty (30) days prior written request from Meijer, Licensee shall provide at Licensee's expense, such cash register and the records/reports produced by such cash register at each Licensed Premises for review by Meijer and Meijer's authorized representative.

Licensee shall submit to Meijer on or before the fifteenth (15/th/) day following each calendar month during the term hereof (including the fifteenth (15/th/) day of the month following the end of the term), a written statement signed by Licensee, and certified by Licensee to be true and correct showing in reasonably accurate detail, the amount of gross receipts for each Licensed Premises for the preceding month. Licensee shall also submit to Meijer on or before the thirtieth (30th) day following the end of each license year a written statement signed by Licensee, and certified to be true and correct showing in reasonably accurate detail satisfactory in scope to Meijer the amount of gross receipts for each Licensed Premises during the preceding license year, which certification shall be one which is satisfactory to Meijer in scope and substance. In addition, if requested by Meijer, Licensee shall, at its sole cost and expense, after each license year provide the written statement referenced above that is additionally duly certified by independent certified public accountants of recognized standing, for up to twenty five percent (25%) of all the Licensed Premises. The statements referred to herein shall be in such form and style and contain such details and breakdown as Meijer may reasonably
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information with regard to sales shall be treated as confidential and shall not be divulged by Meijer or Meijer's accountants to anyone without Licensee's prior written consent.

The acceptance by Meijer of payments of percentage license fees shall be without prejudice to Meijer's right to an examination of the Licensee's books and records of its gross receipts and inventories of merchandise. At its option and expense, Meijer may cause, at any reasonable time, a complete audit to be made of Licensee's entire business affairs and records relating to any Licensed Premises for the period covered by any statement issued by the Licensee as above set forth. If such audit shall disclose a liability for percentage license fees for a Licensed Premises to the extent of five percent (5%) or more in excess of the percentage license fees theretofore computed and paid by Licensee for such period for such Licensed Premises, Licensee shall promptly pay to Meijer the cost of said audit in addition to the deficiency, which deficiency shall be payable in any event, and, in addition, Meijer at Meijer's option, may terminate this License upon ten (10) days' notice to Licensee of Meijer's election to do so.

                 ARTICLE 4. MAINTENANCE, REPAIRS, AND UTILITIES

Section 4.1. Meijer's Obligations. Meijer shall furnish, without cost to Licensee at each Licensed Premises, electricity, air conditioning, and heat as apart of Meijer's heating and cooling of such Entire Premises and not from separate heating or cooling units. Except as provided in Section 4.2 (Licensee's Obligations), Meijer shall also (i) make all necessary repairs to each Entire Premises (excluding each Licensed Premises), including but not limited to the roof and exterior walls and (ii) maintain the parking lot adjacent to each Entire Premises. Notwithstanding the foregoing, Meijer assumes no responsibility or liability for damage or losses due to interruption of any of the aforesaid services agreed to be furnished by Meijer or for damage to Licensee's property caused by the breaking, bursting, stoppage, leaking, or overflowing of any pipes, toilets, or roof or from any failure of or defect in any electric line, circuit, or facility.

Section 4.2. Licensee's Obligations. Licensee shall maintain and keep each Licensed Premises clean, shall keep all rubbish in proper containers out of view of customers and shall dispose of all rubbish as Meijer may direct. All general maintenance and cleaning (including but not limited to the replacement of light bulbs) of each Licensed Premises shall be the responsibility of Licensee. Subject to the provisions of Section 6.1 (Mutual Release), Licensee shall be responsible for the cost of all repairs made necessary by the negligence or intentional acts of Licensee and Licensee's agents, employees, and contractors.

Section 4.3. Telephones. Licensee may install and shall maintain at its own expense such telephone(s) in each Licensed Premises as it may require for incoming and outgoing calls. In the event Licensee has a Meijer intercom phone, Licensee shall not use this phone for advertising purposes without the consent of the Meijer store director with respect to both the timing and content of the particular advertisement, which consent may be granted or denied in the sole
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all fees for all telephone/communications services utilized by Licensee in its operations at each Licensed Premises.

                                 ARTICLE 5. USE

Section 5.1. Use. Licensee shall use each Licensed Premises for the sole purpose of operating a portrait studio and selling portrait related products with the exception of frames, photo albums and film. Notwithstanding the foregoing, the sale of key chain frames shall be a permitted use. Licensee shall not sell any other goods or render any other services whatsoever in or from any Licensed Premises without Meijer's prior written approval. Notwithstanding anything contained in this License to the contrary, Licensee shall not engage in, or permit its agents, employees, contractors, subcontractors, or invitees to engage in, any activity in violation of any policy of insurance which may at any time be in force with respect to any Licensed Premises, Entire Premises, and/or Common Facilities.

Section 5.2. Common Facilities. Licensee, its employees and invitees, shall have the nonexclusive rights to use the driveways, sidewalks, service areas, and parking facilities appurtenant to each Entire Premises as they may exist from time to time ("Common Facilities"), and shall have the non-exclusive right of ingress and egress from and to the Licensed Premises by means of the respective Entire Premises only during such hours as such Entire Premises is open for business to the public.

Section 5.3. Business Hours. Licensee agrees to be open each Licensed Premises for business a minimum of 10:00 a.m. to 7:00 p.m., Monday through Friday. Licensee understands that each Entire Premises is closed during only the following holiday: Christmas Day. Licensee agrees to be open during its regular business hours on all other holidays and other business days (such as the day after Thanksgiving), except that (i) Licensee may close at 7:00 p.m. on Christmas Eve and New Year's Eve and all day on Thanksgiving, New Year's Day, July 4th, Memorial Day, and Labor Day; and (ii) Licensee shall not be required to be open on Sundays.

Section 5.4. Compliance with Laws. Licensee shall, at its expense, comply with all governmental statutes, laws, rules, orders, regulations, and ordinances affecting each Licensed Premises or Licensee's use thereof, including, but not limited to, The Americans With Disabilities Act of 1990 (42 U.S.C. (S) 12101 et.
seq) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time. Licensee shall, at its expense, obtain and maintain during the term of this License any necessary business and/or professional licenses, registrations, and permits required for the operation of Licensee's business within each Licensed Premises. Breach of this Section 5.4 (Compliance with Laws) shall give Meijer the right to terminate this License forthwith upon twenty-four (24) hours' advance notice to Licensee,
Section 2.3 (Termination) herein notwithstanding. Licensee shall, within three
(3) days after receipt of any written correspondence regarding any Licensed Premises or Licensee's use thereof (including, but not limited to, any written
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governmental authority, provide a copy of such correspondence, including all enclosures and attachments, to Meijer. Meijer acknowledges and agrees that Meijer is responsible to keep each Entire Premises, except each Licensed Premises which is Licensee's responsibility, in compliance with The Americans With Disabilities Act. If Meijer fails to bring any Entire Premises, excluding each Licensed Premises, in compliance with The Americans With Disabilities Act for more than ninety (90) days after Meijer has received written notification of a violation, Licensee may as its sole remedy terminate this License upon written notice to Meijer.

Section 5.5. Fixtures. Licensee shall, at its own cost and expense, construct, furnish and install in each Licensed Premises all improvements, trade fixtures, equipment, and furnishings necessary for its operations, including, without limitation, paneling, wallpaper, counters, cupboards, partitions, decorating, special lighting, business shop front, signage, and all plumbing and utility lines and/or connections. All improvements, trade fixtures, equipment, and furnishings must be approved by Meijer in advance of the time that such items are installed. In the event Meijer does not approve of any such item, it shall not be installed or placed in that Licensed Premises. All movable trade fixtures, equipment, and all other similar items owned by Licensee and installed or placed in each Licensed Premises shall remain the property of Licensee, and Licensee shall have the right to remove said property at any time during the term of this License; provided that Licensee promptly repairs all damage caused by such removal.

Section 5.6. Remodeling or Redecorating. Any remodeling or redecorating of any Licensed Premises shall be at Licensee's expense; provided, however, prior approval must be given in writing by Meijer. If Meijer does not approve of any proposed remodeling or redecorating, it shall not be performed. (See Section 9.2 (Right to Relocate)).

Section 5.7.  Work Requirements.

              (a) All work performed on or at any Licensed Premises, including the work described in Sections 5.5 (Fixtures) and 5.6 (Remodeling or Redecorating), shall be in accordance with the following requirements. Licensee may perform work on or at any Licensed Premises only through licensed contractors and subcontractors approved by Meijer in writing. Licensee shall in all cases promptly pay all costs and expenses associated with work performed on or at any Licensed Premises. Licensee shall be solely responsible for and have control over the means, methods, techniques, sequences, and procedures and for coordinating all portions of such work in any Licensed Premises. Licensee shall obtain all required governmental permits and authorizations for such work, and Licensee shall cause all work to be completed in a good and workmanlike manner, free from defective materials and in compliance with all building, zoning, and other laws, ordinances, and governmental regulations and requirements.

              (b) Notwithstanding the foregoing, Licensee may not perform or arrange to have performed work on (i) the HVAC system serving any Entire


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          Premises, (ii) the fire sprinkler system serving any Entire Premises, or (iii) the electrical system between the fuse box and any Licensed Premises. In the event that Licensee wishes to perform or arrange to have performed work on the above-described areas, Licensee shall request in writing that Meijer perform or arrange to have performed such work. Licensee shall specify in detail all requested work. All such work is subject to Meijer's prior approval, which may be withheld in its sole discretion. If Meijer approves such request, Meijer shall perform the requested work or arrange to have such work performed and Licensee shall reimburse Meijer for all costs and expenses incurred by Meijer in performing or arranging to have performed such work. If requested by Meijer, Licensee shall deposit with Meijer a sum equal to the sum of the costs and expenses Meijer would incur in performing or arranging to have performed such work as estimated by Meijer in its reasonable discretion.

Section 5.8. Signing and Graphics. All signing identification for each Licensed Premises and the placement thereof shall be entirely subject to and conditioned upon Meijer's prior approval. All costs related to signage for each Licensed Premises shall be paid by Licensee. Licensee shall obtain any necessary permits from governmental authorities for the erection and maintenance of its signs.

Section 5.9. Advertising. Licensee shall not use or permit the use of the word "Meijer" or Meijer's logo in the advertisement of its business in any Licensed Premises, in the telephone book or in any other manner whatsoever, without first obtaining Meijer's written permission. In the event Meijer does any advertising for Licensee, Licensee shall pay the cost of such advertising; provided, however, that the parties shall approve in advance the cost and nature of any such advertising.

Section 5.10. Liens. Licensee shall keep each Licensed Premises free from any mechanics' or materialmen's liens or claims thereof for any labor or material furnished to Licensee in connection with any Licensed Premises, except that Licensee shall have the right to contest the validity or amount of any such lien, provided that Licensee shall either (i) first post any bond or make any deposits required by Meijer or the terms of any trust, deed, mortgage, or similar instrument affecting such Licensed Premises to assure the discharge of such lien or claim thereof; or (ii) furnish such security as may be required, to and for the benefit of Meijer, or any title insurance and trust company designated by Meijer, to permit a report of title to be issued relating to such Licensed Premises without showing thereon the existence of such lien.

Section 5.11. "Meijer" Trademark and Other Intellectual Property. Each Licensed Premises is located in a business location owned or operated by Meijer. Licensee acknowledges that " Meijer@" is a trademark owned exclusively by Meijer, Inc. Licensee acknowledges and agrees that it has no right to use the "Meijer" trademark, or any other trademark owned by Meijer, Inc. (collectively, the "Mark") without the specific written permission of Meijer, Inc. Licensee acknowledges and agrees that all other intellectual property associated with each Entire Premises, including without limitation, all patents, design patents,
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(collectively, the "Other Intellectual Property,") are the property of Meijer,
Inc., and shall not be used by Licensee. Nothing in this License or arising out of any dealings of the parties gives Licensee any right, title, or interest whatsoever in or to the Mark or the Other Intellectual Property. Licensee further acknowledges the validity of, and the goodwill associated with, the Mark. Licensee will not, either during or after the term of this License, contest Meijer, Inc.'s, title or right in and to the Mark or the Other Intellectual Property. All use by Licensee of the Mark shall inure to Meijer, Inc.'s, exclusive benefit. The quality of the services offered by Licensee in association with the Mark shall be in accordance with the highest standards in the industry. Where Licensee is permitted to use the Mark to advertise Licensee's business pursuant to Section 5.9 (Advertising), the following notice, or another notice approved by Meijer, Inc., shall appear:

     "Meijer(R)" is a registered trademark and service mark of Meijer, Inc.

If necessary to properly reflect the legal status of the Mark, Meijer, Inc., may change the wording of this notice by providing written notice to Licensee. Upon request, Meijer, Inc., shall have the right to approve any and all uses of the Mark, including advertising copy. Licensee shall use the Mark in the form, if any, approved by Meijer, Inc., such as stylized lettering or logos. Licensee shall not attempt to register the Mark or any other trademark that is likely to be confused with the Mark. Licensee acknowledges that all decisions concerning the registration and legal protection of the Mark will be made by Meijer, Inc., in its sole discretion. Licensee acknowledges that a breach of any of its covenants, agreements or undertakings related to the Mark or the Other Intellectual Property will cause immediate, irreparable damage to Meijer, Inc., that cannot be readily remedied or ascertained by damages in any action at law. Accordingly, Licensee acknowledges and agrees that if a breach occurs that is related to the Mark or the Other Intellectual Property, Meijer, Inc., will be entitled to equitable remedies, including, without limitation, injunctions and attorney fees.

                             ARTICLE 6. RESTORATION

Section 6.1. Mutual Release. Meijer hereby releases and discharges Licensee, its agents and employees, of and from liability to Meijer and to anyone claiming by, through, or under Meijer by subrogation or otherwise on account of any damage to or destruction of any Entire Premises and any other property of Meijer located in any Entire Premises caused by or arising out of any fire or other insured peril, however caused. Licensee hereby releases and discharges Meijer, its parent, subsidiary, and affiliated entities (including, without limitation, Meijer Stores Limited Partnership and Meijer Distribution, Inc., and their respective officers, directors, shareholders, partners, agents, and employees and any other persons, firms, or corporations having an interest in any Licensed Premises, of and from liability to Licensee and to anyone claiming by, through, or under Licensee by subrogation or otherwise on account of any of the following caused by or arising out of any fire or other insurable peril, however caused:
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destruction of any property of Licensee, (ii) damage to or destruction of any improvements, merchandise, inventory, contents, furniture, fixtures, equipment and other property located in any Licensed Premises, Entire Premises, or Common Facilities and (iii) loss or damage resulting from the interruption of Licensee's business operations in any Licensed Premises.

Section 6.2. Restoration. If any Licensed Premises is damaged or destroyed, in whole or in part, by fire or other peril so as to deprive Licensee of occupancy or use of the same or if any Entire Premises or Common Facilities are damaged or destroyed to the extent that they cannot be repaired or are not repaired within thirty (30) days, Meijer may either (i) terminate this License upon written notice to Licensee or (ii) proceed with due diligence to so restore and repair such Licensed Premises, Entire Premises, and/or Common Facilities. The Licensee shall be solely responsible for replacing, restoring, or repairing the fixtures, merchandise, and other property of Licensee and any property located in any Licensed Premises. In the event any such damage or destruction to any Licensed Premises or any Entire Premises is not repaired within such thirty (30) day period, Licensee shall have the right to terminate this License by providing Meijer with ten (10) days' prior written notice of such termination given within ten (10) days after the expiration of the above-referenced 30-day period. If such damage renders any Licensed Premises untenantable (which results in the suspension of operations in the affected Licensed Premises), the basic license fee payable by Licensee with respect to such Licensed Premises hereunder shall abate until Licensee is able to fully occupy and use the affected Licensed Premises. Meijer shall have no duty or obligation to restore any improvements or fixtures to any Licensed Premises made or installed by or for Licensee.

                            ARTICLE 7. EMINENT DOMAIN

Section 7.1. Total. If any entire Licensed Premises is taken under the power of eminent domain, this License shall terminate on the date Licensee is deprived of possession pursuant to such taking.

Section 7.2. Partial. If under the power of eminent domain any part of any Licensed Premises or any substantial part of any Entire Premises or Common Facilities are taken by one or more takings, then in any such event Meijer or Licensee may terminate this License by giving to the other no less than thirty
(30) days' written notice thereof at any time after the date of such taking and before the expiration of ninety (90) days from the date Licensee or Meijer is deprived of possession or use of such portion of such Licensed Premises, Entire Premises, or Common Facilities pursuant to such taking.

Section 7.3. Restoration. If any part of any Licensed Premises or any substantial part of any Entire Premises or Common Facilities are taken by any public authority and neither party elects to terminate this License, Licensee shall continue in possession of the remainder of the affected Licensed Premises, and Meijer, at its own cost and expense, shall make all repairs and alterations to such Entire Premises (including the respective


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Licensed Premises) and/or Common Facilities necessary to constitute the remaining premises as a complete architectural unit.

Section 7.4. License Fee Abatement. In the event of any partial taking of any Licensed Premises, the basic license fee payable by Licensee hereunder for such Licensed Premises shall be reduced from and after the date Licensee is deprived of possession of such portion of such Licensed Premises in proportion to the square footage of the Licensed Premises so taken.

Section 7.5. Award. The entire compensation awarded in or by reason of any such taking shall belong to Meijer without any reduction therefrom for any present or future interest of Licensee, and Licensee hereby assigns to Meijer all of Licensee's right, title, and interest in and to any and all such compensation. Licensee shall, however, have the right to claim and recover from the condemning authority, but not Meijer, such compensation as may be separately recoverable by Licensee in its own right on account of the cost of moving its business, equipment, signage, and fixtures, interruption of business and other damages available under applicable law.

Section 7.6. Settlement. For the purpose of this Article 7 (Eminent Domain), a taking under the power of eminent domain shall include conveyances or dedications made in settlement of or in lieu of condemnation proceedings.

                      ARTICLE 8. INDEMNITIES AND INSURANCE

Section 8.1. Licensee's Indemnity. Subject to the provisions of Section 6.1 (Mutual Release), Licensee shall defend, indemnify, and save harmless Meijer, its parent, subsidiary, and affiliated entities (including, without limitation, Meijer Stores Limited Partnership and Meijer Distribution, Inc., and their respective officers, directors, shareholders, partners, agents, and employees and any other persons, firms, or corporations having any interest in any Licensed Premises against any liability or claim thereof (including but not limited to reasonable actual attorney fees and costs) whether for injury to persons, including death, or damage to property (i) occurring on or arising out of the use of any Licensed Premises during the term of this License; (ii) arising out of any default by Licensee under this License; (iii) arising out of any act or omission to act by Licensee, its agents, employees, or contractors at any time including, without limitation, any such act or omission in any Entire Premises or Common Facilities; or (iv) arising in connection with the operation of the business conducted from any Licensed Premises. The foregoing indemnity from Licensee shall include claims alleging or involving joint or comparative negligence, but shall not extend to liability directly resulting only from the sole negligence of Meijer, its parent, subsidiary, and affiliated entities and their respective officers, directors, shareholders, partners, agents, and employees. To the fullest extent permitted by law, Licensee expressly waives any and all immunity and/or damage limitation provisions available to Licensee under any workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts to the extent such acts would otherwise limit the amount recoverable by Meijer, its parent,


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subsidiary, and affiliated entities (including, without limitation, Meijer
Stores Limited Partnership and Meijer Distribution, Inc., and their respective officers, directors, shareholders, partners, agents, and employees, pursuant to the indemnification provisions contained in this Section 8.1 (Licensee's Indemnity).

Section 8.2. Meijer's Indemnity. Subject to the provisions of Section 6.1 (Mutual Release), Meijer covenants to defend, indemnify, and save harmless Licensee from and against all claims brought by third parties and all costs (including, but not limited to, reasonable actual attorney fees), expenses, and liabilities incurred in connection with such claims, including any action or proceeding brought thereon, arising solely from and as a direct result of the negligent or willful act or omission of Meijer or its agents or employees acting in the scope of their agency or employment and which is related to Meijer's operations in any Entire Premises.

Section 8.3. Insurance. At all times during the term of this License and at all times during which Licensee occupies any Licensed Premises, Licensee shall purchase and maintain the following minimum insurance coverages:

              (a) Workers' Compensation, disability benefit or similar employee benefit act coverage with statutory limits and employer's liability with limits not less than Five Hundred Thousand Dollars ($500,000).

              (b) Commercial General Liability including Coverage A. Bodily Injury and Property Damage Liability and Coverage B. Personal and Advertising Injury Liability, and contractual liability, in an amount not less than One Million Dollars ($1,000,000) per occurrence. Such policy shall be an "occurrence" policy, not a "claims-made" policy. Such insurance, including any deductible or self-insured retention, shall by its terms be primary with respect to any insurance carried by Meijer or its parent, subsidiary, or affiliated entities.

              (c) Commercial Comprehensive Automobile Liability coverage, which includes contractual liability coverage and coverage for all owned, hired and non-owned vehicles.

              (d) All-Risk Contents/Personal Property Insurance on improvements, merchandise, inventory, contents, furniture, fixtures, equipment and other property located in each Licensed Premises, protecting Licensee from damage or other loss caused by fire or other insurable peril, including, but not limited to, vandalism and malicious mischief, perils covered by extended coverage, theft, sprinkler leakage (if applicable), water damage (however caused), explosion, malfunction or failure of heating and cooling or similar apparatus, and other similar risks, in amounts to cover one hundred percent (100%) of the replacement cost of such property.

              (e) Business Interruption Insurance with respect to Licensee's business operations in each Licensed Premises in amounts and coverages
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          insure Licensee against any loss Licensee may suffer as a result of
          Licensee's inability to use any Licensed Premises during the term of this License.

By Subsections 8.3(d) and 8.3(e), Meijer and Licensee intend that the risks of loss or damage as described therein be borne by the responsible insurance carriers to the extent above provided, and Licensee agrees to look solely to, and to seek recovery only from, such respective insurance carriers in the event of a loss of a type described in such Subsections to the extent that such coverage is agreed to be provided thereunder. For this purpose, any applicable deductible amount shall be treated as though it were recoverable under such policies. With respect to the insurance policy specified in Subsection 8.3(b), Meijer, Inc., Meijer Distribution, Inc., Meijer Stores Limited Partnership, and their parent, subsidiary and affiliated entities shall be named as additional insureds on ISO form CG 2026 or comparable form, all at no cost to Meijer. Certificates of Insurance evidencing all insurance required under Subsections 8.3(a), 8.3(b), 8.3(c), 8.3(d), and 8.3(e), acceptable to Meijer, including any required additional insured endorsement, shall be promptly sent to the Meijer Risk Management Department, P.O. Box 3280, Grand Rapids, Michigan 49501-3280. All insurance policies required under Subsections 8.3(a), 8.3(b), 8.3(c), 8.3(d), and 8.3(e) shall contain a provision that the coverages afforded thereunder shall not be modified, cancelled or allowed to expire until at least ten (10) days' prior written notice has been given to the Meijer Risk Management Department. All required insurance shall be underwritten by an insurance carrier acceptable to Meijer and with an AM Best rating of not less than A-. Upon the request of Meijer, Licensee shall deliver copies of policies evidencing the insurance coverages required by this License to the Meijer Risk Management Department. Compliance by Licensee with the requirements in this Section 8.3 (Insurance) as to carrying insurance and furnishing proof thereof to Meijer shall not relieve Licensee of its indemnity obligations under Section 8.1 (Licensee's Indemnity). Indemnity obligations in this License shall not be negated or reduced by virtue of any insurance carrier's (i) denial of insurance coverage for the occurrence or event which is the subject matter of the claim, or (ii) refusal to defend any named insured. Failure to comply with all insurance requirements shall be deemed a material breach of this License.

                         ARTICLE 9. TITLE AND POSSESSION

Section 9.1. Quiet Enjoyment. Licensee, upon paying all fees required under this License and performing the covenants and agreements of this License, shall quietly have, hold, and enjoy each Licensed Premises and all rights granted Licensee in this License during the term hereof. This Section 9.1 (Quiet Enjoyment) is subject to Meijer's rights specified in Section 9.2 (Right to Relocate).

Section 9.2. Right to Relocate. Meijer reserves the right, to change the size and/or location of any Licensed Premises within any Entire Premises to a mutually agreeable size and/or location, and in the event of any such change, Meijer shall be responsible for Licensee's reasonable, moving expenses and the reasonable cost of constructing such new Licenses Premises. Licensee shall be
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without limitation the following: Licensee's lost profits and sales, and lost income to Licensee's employees or independent contractors. Meijer may not require Licensee to change the size and/or location of Licensee's operation more than one time during any two (2) year period, unless the cause for such change is beyond the control of Meijer, as in the case of fire, riot, acts of God, demand of any governmental authority, or because of the request of Licensee for such change. In the event Licensee and Meijer are unable to mutually agree on a size and/or location as contemplated above, either party may terminate this License with respect to such Licensed Premises upon thirty (30) days written notice to the other party.

Section 9.3. Assignment. This License shall not be assigned, transferred, relinquished, or conveyed by Licensee nor shall Licensee sublet or assign any Licensed Premises without the prior written consent of Meijer, which consent may be withheld in Meijer's sole discretion. In case of any assignment permitted hereunder, Licensee, as well as the assignee, shall be liable for the full performance of all terms and conditions of this License. Meijer's consent to any assignment of this License or transfer of any interest in any Licensed Premises shall not be deemed a consent to any further assignment of this License or transfer of any interest in any Licensed Premises.

Section 9.4. Subordination. Nothing herein shall empower Licensee to do any act which can, may, or shall cloud or encumber Meijer's interest. Licensee's rights are and shall always be subordinate to the lien of any trust, deed, mortgage, or other encumbrance now or hereafter placed upon any Licensed Premises or any underlying lease now or hereafter created and to all advances made or hereafter to be made upon the security thereof, and Licensee shall execute such further instruments evidencing the subordination of this License to the lien or liens of any such trust, deed, mortgage, or other encumbrance, or to any such underlying lease, as shall be requested by Meijer. Licensee hereby irrevocably appoints Meijer as attorney-in-fact for Licensee with full authority to execute and deliver in the name of Licensee any such instrument or instruments.

Section 9.5. Surrender of Licensed Premises. Upon the termination of this License, Licensee shall surrender each affected Licensed Premises to Meijer in a broom-clean condition. Licensee shall promptly repair, at its sole cost and to Meijer's reasonable satisfaction, all damage done to such Licensed Premises during the course of Licensee's possession thereof, other than damage resulting from normal wear and tear. If this License shall have been terminated by Meijer, Meijer may at any time thereafter resume possession of any affected Licensed Premises by any lawful means and remove Licensee or other occupants and their effects. Upon the termination of this License, Licensee shall have no right, title, or interest in or to any affected Licensed Premises; rather, any affected Licensed Premises, including all modifications or improvements thereof, shall be the sole property of Meijer, without charge, free and clear of any interest whatsoever of Licensee. On or before the last day of the term, Licensee shall remove all trade fixtures, machinery, equipment, and other items and/or improvements as directed by Meijer from each Licensed Premises and promptly repair any damage occasioned by any such removal. Property not so removed may be
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independent contractors, and Licensee shall promptly pay all costs of such removal upon receipt of notice thereof. Upon removal of such property by Meijer, its authorized agents or independent contractors, Licensee shall be deemed to have abandoned said property, and title thereto shall immediately vest in Meijer. If any affected Licensed Premises is not surrendered at such time, the Licensee shall indemnify Meijer against loss or liability resulting from delay by Licensee in so surrendering such Licensed Premises including, without limitation, any claims made by any succeeding licensee founded on such delay. Licensee shall surrender all keys for any affected Licensed Premises to Meijer at the place then fixed for payment of license fees. Licensee's obligation to observe or perform the provisions of this Section 9.5 (Surrender of Licensed Premises) shall survive the termination of this License. If Licensee retains possession of the Licensed Premises or any part thereof after the termination of the term by lapse of time or otherwise, such holding over shall not operate to extend the term or renew this License, except that at the election of Meijer, such holding over shall renew the term for the period of one (1) month at a rate double the basic monthly license fee in addition to all other charges due hereunder. Meijer's acceptance of any fees after holding over shall not renew this License and the provisions of this License do not waive Meijer's rights of re-entry or any other right hereunder.

Section 9.6. Right of Entry. Meijer, its agents and employees shall have the right to enter each Licensed Premises at all reasonable times and for such reasonable time as may be required to inspect the same, to show them to prospective purchasers or licensees, to make such repairs, alterations, improvements, or additions as Meijer shall deem necessary or desirable, and to enforce or carry out any provision of this License. Such activities shall not constitute an eviction of Licensee in whole or in part and the license fee(s) reserved shall in no wise abate while such activities take place. Nothing herein contained, however, shall be deemed or construed to impose upon Meijer any obligation, responsibility, or liability whatsoever, for the care, maintenance, or repair of any Licensed Premises or any part thereof, except as otherwise herein specifically provided.

                            ARTICLE 10. MISCELLANEOUS

Section 10.1. Miscellaneous Covenants of Licensee. Licensee covenants and agrees:

              (a)  Licensee shall, during the business hours specified in
          Section 5.3 (Business Hours), maintain adequate personnel for the efficient rendering of services to Licensee's customers. Meijer understands that Licensee intends, for most times, to have only one person staffing each Licensed Premises and that such person will be away from the studio for breaks and lunch. Also, Meijer understands that customer demand for Licensee's service will sometimes exceed Licensee's ability to timely serve all customers.

              (b) Licensee shall comply in all respects with the lawful requirements, orders, statutes, ordinances, rules, directives, and regulations of all lawful government authority; with rules,
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          adopted by Meijer for the conduct of each Entire Premises and the
          Common Facilities; and with the established requirement that all employees and persons working at the Entire Premises park in the employees' parking area.

               (c) Licensee shall provide its own security for each Licensed Premises, including, but not limited to, the locking of each Licensed Premises when Licensee is not open for business. Meijer shall not be responsible for any losses which Licensee or its invitees may suffer including, but not limited to, thefts, robberies, or other crimes on or about each Licensed Premises, unless due to the sole negligence of Meijer or its agents or employees.

              (d) Licensee shall pay, before delinquency, all sales, personal property, special assessment, income (including, any privilege or excise tax based on gross revenue), and all other taxes levied on Licensee's business or personal property. Licensee shall have no obligation for any real estate taxes levied on any Licensed Premises, except as otherwise specifically provided herein or if such taxes are specifically levied in lieu of any tax that Licensee is required to pay pursuant to this License. Licensee shall also pay any license or other fee incident to its operations at each Licensed Premises.

              (e) Licensee shall at all times treat its customers in a fair, courteous, and respectful manner.

              (f) Licensee shall establish charges for its goods and/or services which are competitive with similar business operations in the same marketing area.

              (g) Licensee shall not permit its employees to smoke in any Licensed Premises but only in areas designated by Meijer, if any, in each Entire Premises.

              (h) None of the employees of Licensee shall be considered employees of Meijer, and Licensee is solely responsible for the supervision, management, payment of all salaries, compensation, withholding taxes, unemployment insurance premiums, health and welfare benefits or similar charges associated with the employment of Licensee's employees.

              (i) During the term of this License, Licensee may, from time to time, become aware of or exposed to confidential information relative to Meijer customer counts, marketing plans, financial information, or other sensitive data. Licensee agrees, on behalf of itself, its agents and employees, that any such information must be treated strictly confidential and shall not be disclosed in any fashion to any third parties.

              (j) Licensee shall keep each Licensed Premises illuminated in a manner approved by Meijer twenty-four (24) hours per day, seven (7) days a week (except for times during which each Entire Premises is closed).


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Section 10.2. Credit Sales. Licensee may provide credit to its customers through use of Master Charge, American Express, Visa, and Discover. Licensee shall comply with all policies and requirements relating to credit sales established by the agencies extending the credit.

Section 10.3. Satisfaction of Customer Complaints. Meijer has an established policy which permits customers to freely return merchandise or obtain a full or partial refund of money paid for services rendered which are, for any reason, not satisfactory to the customer. This policy is directed at trying to satisfy all reasonable customer complaints. Licensee covenants and agrees to follow this refund policy and to adopt other policies established by Meijer to handle customer complaints on a reasonable basis.

Section 10.4. Force Majeure. The time within which any of the parties hereto shall be required to perform any act or acts under this License shall be extended to the extent that the performance of such act or acts shall be delayed by acts of God, fire, windstorm, flood, explosion, collapse of structures, riot, war, labor disputes, delays or restrictions by governmental bodies, inability to obtain or use necessary materials, or any cause beyond the reasonable control of such party; provided, however, that the party entitled to such extension hereunder shall give prompt notice to the other party of the occurrence causing such delay. The provisions of this Section 10.4 (Force Majeure) shall not operate to excuse Licensee from prompt payment of any fees or any other payments required by the terms of this License.

Section 10.5. Acceptance of Licensed Premises.

              (a) Licensee accepts each Licensed Premises in its "as is" condition, with all faults, on the date of commencement of the term. Licensee further acknowledges that Meijer has made absolutely no warranties or representations regarding the condition of any Licensed Premises or its suitability for Licensee's intended use.

              (b) If Meijer is unable to give possession of any Licensed Premises on the Commencement Date specified for such Licensed Premises on Exhibit B by reason of the holding over of any Licensee or occupant, or because construction, repairs or improvements are not completed, the license fee with respect to such Licensed Premises shall abate for the period that possession by Licensee is delayed. If such delay shall continue for more than forty-five (45) days, the Licensee may, within ten (10) days after the expiration of said forty-five (45) day period, give Meijer a notice of election to terminate this License. Unless possession of such Licensed Premises shall sooner be made available to Licensee, this License shall terminate on the tenth day after the giving of said notice. Meijer shall have no obligation to Licensee for failure to give possession except as provided in this Section 10.5 (Acceptance of Licensed Premises).

Section 10.6. Accord and Satisfaction. Payments by Licensee hereunder shall be deemed to be payments for the earliest license fee due and owing under the terms of this


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License. No endorsement or statement on any check or any letter accompanying any check or payment of license fees shall be deemed an accord and satisfaction, and Meijer may accept such check or payment without prejudice to Meijer's right to recover the balance of such license fees or pursue any other remedy in this License provided.

Section 10.7. Liquor Control Statement. The following statement is required by the Michigan Liquor Control Commission (the "Commission") to be contained in this License:

     Meijer, as the holder of a license issued by the Commission, is to receive all profits from the sale of alcoholic beverages from within the premises licensed by the Commission. As the holder of such license, Meijer is required to maintain control and responsibility for the actions of all persons or employees within the premises licensed by the Commission as such actions may relate to the Michigan Liquor Control Act (the "Act") or the rules lawfully promulgated thereunder. That is, Meijer is answerable to the Commission for any violation of the Act, or such rules, which occur from within the premises licensed by the Commission.

The indented and bold statement set forth immediately above does not in any way preclude Meijer from seeking any civil remedy available to Meijer upon default by Licensee or otherwise available to Meijer pursuant to any provision of this License. The indented and bold statement is included herein for the sole purpose of making clear to the Commission that Meijer, as the holder of a license issued by the Commission, is subject to the Act regarding activities which occur from within the premises licensed by the Commission, even if a portion of such premises is the subject of this License. Nothing in this Section 10.7 (Liquor Control Statement) shall grant Licensee the right to sell, serve, or store any alcoholic beverages in any Licensed Premises.]

                              ARTICLE 11. DEFAULT

Section 11.1. Default. In the event that (i) Licensee defaults in its obligation to pay any license fees or any other amounts required under this License and such default continues uncured for five (5) days after the receipt of written notice from Meijer of such default, (ii) Licensee defaults in the performance of any other covenant (i.e., non-monetary covenants) on its part to be performed under this License and such default continues uncured for ten (10) days after the receipt of written notice from Meijer of such default, (iii) any Licensed Premises is not continuously and uninterruptedly, except for breaks and lunch as stated in Section 10.1 (a) above, open for business in accordance with the hours specified in Section 5.3 (Business Hours), (iv) Licensee shall become bankrupt or insolvent or file any debtor proceedings or take or have taken against Licensee in any court pursuant to any statute either of the United States or of any state a petition in bankruptcy or insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Licensee's
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the benefit of creditors or petitions for or enters into such an arrangement, or
(v) Licensee shall abandon any Licensed Premises, Meijer, in addition to other rights or remedies Meijer may have, shall have the right to terminate this License with respect to all or any Licensed Premises and shall have the immediate right of re-entry and may remove all persons and property from any affected Licensed Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Licensee, all without service of notice or resort to legal process and without being deemed guilty of trespass or becoming liable for any loss or damage which may be occasioned thereby.

Section 11.2. Remedies Upon Default. Licensee and Meijer shall have, in addition to any right or rights of termination provided hereunder, the right, upon material default or material violation of any of the provisions hereof, to seek specific performance of this License, or to seek any other remedy in law or equity.

Section 11.3. Legal Expense. In case suit shall be brought for recovery of possession of the Licensed Premises, for the recovery of any fees or other amounts due under the provisions of this License, or because of the breach of any other covenant herein contained on the part of Licensee to be kept or performed and a breach shall be established, Licensee shall pay to Meijer all expenses incurred therefor, including reasonable attorney fees. In case suit shall be brought because of the breach of any covenant herein contained on the part of Meijer to be kept or performed and a breach shall be established, Meijer shall pay to Licensee all expenses incurred therefor, including reasonable attorney fees.

Section 11.4. Remedies Cumulative. All rights and remedies provided for herein or otherwise existing at law or in equity are cumulative, and the exercise of one or more rights or remedies by either party shall not preclude or waive its right to the exercise of any or all of the others.

Section 11.5. Late Payment Fee. In addition to any other rights it may have, Meijer may charge and Licensee shall pay a late fee on any license fee or other payment due hereunder if not paid when due. Such late fee shall be one percent (1%) of the amount past due for any period less than fifteen (15) days. Licensee shall also pay, on any such payment which is fifteen (15) days or more past due, interest at a rate equal to the lesser of (a) one and one-half percent (1 1/2%) per month or part thereof and (b) the highest rate of interest allowed by applicable law.

                          ARTICLE 12. GENERAL

Section 12.1. Notices. Any notice desired or required to be given to Meijer under this License, except those insurance notices described below, shall be sent postage prepaid, registered or certified mail, to the following address:


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                    Meijer, Inc.
                    Attention: Real Estate Department
                    4411 Plainfield Avenue, N.E.
                    Grand Rapids, Michigan 49525

Any notice or document desired or required to be given to Meijer under this License concerning matters of insurance, including but not limited to certificates of insurance and notices of policy modification, cancellation, termination, or expiration, shall be sent postage prepaid, registered or certified mail, return receipt requested, to the following address:

                    Meijer Risk Management Department
                    P.O.  Box 3280
                    Grand Rapids, Michigan 49501-3280

Any notice desired or required to be given to Licensee under this License shall be sent postage prepaid, registered or certified mail, return receipt requested, to the following address:

                    PCA International, Inc.
                    815 Matthews-Mint Hill Road
                    Matthews, North Carolina 28105
                    Attention: Barry Feld, CEO

Either party may, by written notice, designate a different address to which notices may be sent and, by written notice, designate not more than one additional party to whom copies of all notices must be sent.

Section 12.2. Nonwaiver. The failure of Meijer or Licensee to insist upon the strict performance of any covenant of this License or to exercise any option or right herein contained shall not be a waiver or relinquishment for the future of such covenant, right, or option but the same shall remain in full force and effect.

Section 12.3. No Offer. The submission of this License for examination does not constitute an offer to enter into a License, and this License shall become effective only upon execution and delivery hereof by Meijer and Licensee.

Section 12.4. Captions. The captions and headings herein are for convenience and reference only and have no legal force or effect.

Section 12.5. Partial Invalidity. Should any section, subsection, or provision of this License be declared to be invalid or unenforceable by a court of competent jurisdiction, it shall not affect the validity or enforceability of the License as a whole or any part thereof, other than the part so declared invalid/unenforceable. The parties shall renegotiate, if possible, the invalid/unenforceable section, subsection, or provision in a manner consistent with the original intent.


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Section 12.6.  Applicable Law. This License shall be interpreted pursuant to the laws of the state in which the Entire Premises is located.

Section 12.7. Interpretation. All provisions hereof are to be construed as covenants and agreements as though the words importing such covenants and agreements were used in each section hereof. The necessary grammatical changes required to make the provisions of this License apply in the plural sense where there is more than one licensor or licensee and to either corporations, companies, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

Section 12.8. Venue of Legal Action. Any legal action between the parties (except for eviction proceedings) related to this License shall be conducted in courts seated in Kent County, Michigan. Each party consents to the jurisdiction of such courts, waives any objection to venue, and waives trial by jury.

Section 12.9. No Partnership. Meijer shall not in any way or for any purpose become or be deemed to become a partner of or joint venturer with Licensee in the conduct of its business by virtue of Meijer's execution of this License or its performance of the terms and provisions hereof.

Section 12.10. Complete Agreement-Amendments. This License contains the entire agreement between the parties and any or all prior or contemporaneous oral or written agreements made on behalf of either party shall be of no force and effect. This License shall be amended only by a written instrument signed by Meijer and Licensee.

Section 12.11. Exhibits. All exhibits referred to in and attached to this License are hereby made a part of this License.

Section 12.12. Successors and Third Parties. This License shall be binding upon and inure to the benefit of each of the parties hereto and their respective heirs, administrators, personal representatives, successors, and Meijer's assigns or Licensee's assigns agreed to by Meijer pursuant to Section 9.3 (Assignment) herein. Except for Meijer's parent, subsidiary, and affiliated entities (including, without limitation, Meijer Stores Limited Partnership and Meijer Distribution, Inc., and their respective officers, directors, shareholders, partners, agents, and employees, Meijer and Licensee acknowledge and warrant and represent to each other that there are no third party beneficiaries to this License.

Section 12.13. Obligations Survive. All obligations arising prior to the termination of this License and all provisions of this License allocating responsibility or liability between the parties, including without limitation the indemnity provisions contained in Article 8 (Indemnities and Insurance), shall survive the termination of this License. No obligation which survives the term of this License shall give Licensee any possessory interest in the Licensed Premises nor have the effect of extending the term of this License.


PCA International Master License
(12, 25, 30, 34, 35, 55, 179, 195, 201, 203, 205)

Section 12.14. Authority. Licensee represents and warrants that Licensee has the capacity and authority to enter into this License. If Licensee is a corporation, Licensee represents and warrants it is a duly organized and validly existing corporation in good standing and that the person executing this License has the requisite authority to bind the corporation to the terms of this License. If Licensee is a partnership, Licensee represents and warrants that it is validly existing and that the person executing this License has the requisite authority to bind the partnership to the terms of this License.

IN WITNESS WHEREOF, the parties hereto have signed this In-Store License as of the day and year first above written.

                                         MEIJER, INC.

                                         By  /s/ Mike Kirsth
                                           -------------------------------------
                                             (                          )

                                         Its VP - Real Estate
                                            ------------------------------------


                                         PCA INTERNATIONAL, INC.

                                         By  /s/ Barry J. Feld
                                           -------------------------------------
                                             (                          )

                                         Its CEO
                                            ------------------------------------


PCA International Master License
(12, 25, 30, 34, 35, 55, 179, 195, 201, 203, 205)

                                    EXHIBIT A
                                    ---------

                [Depiction of Licensed Premises outlined in red]

Meijer                                                                     Licensed Premises
Store #                         Store Address                               Square Footage
-------                         -------------                               --------------
12          3757 Plainfield Ave.  NE, Grand Rapids, MI 49525-2493                 525

25          2055 W.  Grand River Road, Okemos, MI 48864-1799                      600

30          2777 Airport Road, Jackson, MI 49202-1291                             352

34          5150 Coolidge Highway, Royal Oak, MI 48073-1001                       648

36          5500 Clyde Park, SW, Wyoming, MI 49509-9525                           570

55          36600 VanDyke Ave., Sterling Heights, MI 48312-2766                   418

179         620 East Chicago Road, Coldwater, MI 49036-9306                       290

195         6405 B Drive N., Battle Creek, MI 49014-7573                          445

196         8850 Shaver Road, Portage, MI 49024-6155                              445

201         606 S.  Greenville West Dr., Greenville, MI 48838-9203                468

203         15400 Waldron Way, Big Rapids, MI 49307                               457

205         11901 Fulton Street, Lowell, MI 49331-9428                            462


         [Depiction of each Licensed Premises outlined in red following]


PCA International Master License
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                                       23

                                    EXHIBIT B
                                    ---------


                       Meijer              Commencement
                       Store #                 Date
                       -------                 ----
                       12                 August 20, 2001

                       25                 August 14, 2001

                       30               September 10, 2001

                       34                  July 1, 2001

                       36                  July 29, 2001

                       55                  June 6, 2001

                       179                August 16, 2001

                       195                 July 1, 2001

                       196                 July 1, 2001

                       201                 July 1, 2001

                       203                 July 1, 2001

                       205                 July 1, 2001



PCA International Master License
(12, 25, 30, 34, 35, 55, 179, 195, 201, 203, 205)

                                    EXHIBIT C
                                    ---------

     Meijer         Annual License          Monthly       Percentage License
     Store #              Fee             Installment        Fee Threshold
     -------              ---             -----------        -------------
     12                  [***]               [***]               [***]

     25                  [***]               [***]               [***]

     30                  [***]               [***]               [***]

     34                  [***]               [***]               [***]

     36                  [***]               [***]               [***]

     55                  [***]               [***]               [***]

     179                 [***]               [***]               [***]

     195                 [***]               [***]               [***]

     196                 [***]               [***]               [***]

     201                 [***]               [***]               [***]

     203                 [***]               [***]               [***]

     205                 [***]               [***]               [***]



-----------------------

[***] Redacted pursuant to a request for confidential treatment.

PCA International Master License
(12, 25, 30, 34, 35, 55, 179, 195, 201, 203, 205)

                                LOCK-UP AGREEMENT

_______________,2002


Morgan Stanley & Co. Incorporated
Goldman Sachs & Co.
Lehman Brothers Inc.
Banc of America Securities LLC

      c/o  Morgan Stanley & Co. Incorporated
           1585 Broadway
           New York, NY 10036

Dear Sirs and Mesdames:

     The undersigned understands that Morgan Stanley & Co. Incorporated ("Morgan Stanley") proposes to enter into an Underwriting Agreement (the "Underwriting Agreement") with Trimeris, Inc., a Delaware corporation (the "Company"), providing for the public offering (the "Public Offering") by the several Underwriters, including Morgan Stanley (the "Underwriters"), of 2,100,000 shares (the "Shares") of the Common Stock, $.001 par value per share, of the Company (the "Common Stock").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "Prospectus"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, (b) the transfer of any shares of Common Stock or other securities to a family member or a trust or as a bona fide gift, provided that the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to any such transfer or (c) the transfer of any shares of Common Stock to a partnership to be formed and owned by the members of the undersigned's family and controlled by the undersigned, provided that the partnership should agree to be bound by the terms of this Lock-Up Agreement with respect to such transferred shares of Common Stock. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's share of Common Stock except in compliance with the foregoing restrictions.

          The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.

          Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters. This Lock-Up Agreement shall terminate automatically upon (i) withdrawal of the registration statement filed with the Securities and Exchange Commission in connection with the Public Offering or (ii) the affirmative decision by the Company not to proceed with the Public Offering.

                                     Very truly yours,



                                     __________________________________
                                     (Name)

                                     __________________________________

                                     __________________________________
                                     (Address)

                                        2